Exhibit 99.1

Miromatrix Submits Pre-IND Request to the FDA for Its External Liver Assist Product to Treat Acute Liver Failure

The request puts Miromatrix on the path for Phase I IND submission and an in-human trial in 2H2022

EDEN PRAIRIE, Minn., Dec 17, 2021 – Miromatrix Medical Inc. (NASDAQ: MIRO), a life sciences company pioneering a novel technology for bioengineering fully transplantable organs to help save and improve patients' lives, today announced it has submitted a pre-IND request to the FDA for its External Liver Assist Product for the treatment of acute liver failure. The request will help streamline the Company's Phase I IND submission for the External Liver Assist Product, and the start of a first in-human clinical trial slated for the second half of 2022, which will assess the function of a bioengineered liver graft in humans via an external application.

“This is the first of many major milestones Miromatrix has planned for 2022, as we move closer to in-human implants of bioengineered organs,” said Jeff Ross, Ph.D., Miromatrix CEO. “Our large animal study published earlier this year demonstrated that organs developed in a lab can be successfully transplanted in pre-clinical models. We are excited to build upon that body of research and work with the FDA on our Phase I IND submission to secure our first human clinical use of a bioengineered liver graft in the second half of 2022.”

Acute liver failure, acute on chronic liver failure, and severe acute alcoholic hepatitis affect 80,000 people in the U.S. each year, with no approved drug or medical device interventions. Liver transplantation is the only curative therapy for acute and chronic liver failure, yet just half of the patients on the organ transplant waitlist will receive one in time. The use of an external bioengineered liver graft to support a patients’ internal organ generally poses less risk than a full transplant and is intended to demonstrate the safety and tolerability of Miromatrix's technology before moving to full transplantation.

In October, Miromatrix announced it had successfully completed the first ever heterotopic implant of its bioengineered liver into a large animal in a pre-clinical study in collaboration with researchers at Mayo Clinic. The results, published in Nature Communications Biology, showed that pigs that received the bioengineered livers maintained detectable hepatic health in the graft, sustained blood perfusion, and demonstrated early liver function post transplantation.

About Miromatrix

Miromatrix Medical Inc. is a life sciences company pioneering a novel technology for bioengineering fully transplantable human organs to help save and improve patients' lives. The Company has developed a proprietary perfusion technology platform for bioengineering organs that it believes will efficiently scale to address the shortage of available human organs. The Company's initial development focus is on human livers and kidneys. For more information, visit miromatrix.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward looking statements, including statements regarding our first ever transplant of a bioengineered liver transplant into a large animal. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “outlook,” “guidance,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

The forward-looking statements in this press release are only predictions and are based largely on our current business plans, expectations, and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our history of significant losses, which we expect to continue; our limited history operating as a commercial company; our expectations with respect to the regulatory pathway of our product candidates, our ability to obtain regulatory approvals for such product candidates, and the anticipated effect of delays in obtaining any such regulatory approvals; our expectations with respect to preclinical and clinical trial plans for our product candidates, the results of such activities and the safety and efficacy of our product candidates; our ability to commercialize our product candidates; our ability to compete successfully with larger competitors in our highly competitive industry; our ability to achieve and maintain adequate levels of coverage or reimbursement for any future products we may seek to commercialize; our ability to compete successfully with larger competitors in our highly competitive industry; our expectations regarding our manufacturing capabilities; a pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide, including the outbreak of the novel strain of coronavirus, COVID-19; product liability claims; our ability to establish and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; our ability to attract and retain senior management and key scientific personnel; and other important factors that could cause actual results, performance or achievements to differ materially from those expected or projected. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company's Registration Statement on Form S-1 (File No. 333-256649), as amended, filed with the U.S. Securities and Exchange Commission and any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact

Greg Chodaczek

347-620-7010

ir@miromatrix.com

Media Contact:

press@miromatrix.com